Exhibit 10.43

First Amendment to the

LICENSE AGREEMENT

Between Y-mAbs Therapeutics, Inc. and

SciClone Pharmaceuticals International Ltd.

This First Amendment to the License Agreement (the “Amendment”) is

entered into as of December 9, 2024 (the “Effective Date”), by and between Y-mAbs Therapeutics, Inc., a Delaware corporation with its principal offices located at 230 Park Avenue, Suite 3350, New York, NY 10169, USA (“Y- mAbs”) and SciClone Pharmaceuticals International Ltd., a company having a registered address at P.O. Box 309, Ugland House, Grand Cayman, KY 1-1104, the Cayman Islands (“SciClone”).

Recitals

WHEREAS, on December 17, 2020, Y-mAbs and SciClone entered into a certain License Agreement (the “License Agreement”) whereby Y-mAbs granted to SciClone an exclusive license under the Y-mAbs Technology, as defined in the License Agreement, to Develop and Commercialize the Products in the Field in and for the SciClone Territory, subject to the terms and conditions of the License Agreement; and

WHEREAS, Y-mAbs and SciClone wish to amend the License Agreement pursuant to the terms hereof based on the adoption of a New Marketing Initiative (NMI) as it relates to sales of DANYELZA in the territories under the License Agreement; and

Now, Therefore, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Y-mAbs and SciClone hereby agree to amend the License Agreement as follows:

1.	Defined Terms. All capitalized terms in this Amendment shall have the same meaning as set forth in the License Agreement unless otherwise defined herein.
2.	Deletions from the License Agreement
a.	The following defined terms are hereby removed and deleted in their entirety from the License Agreement as if they had never been a part of the License Agreement:
i.	the defined term “Designated Charity Group”; and

ii.	the defined term “PAP Agreement”.
3.	Amendments to the License Agreement
a.	Section 3.6 (PAP Supply) of the License Agreement is hereby deleted in its entirety and replaced by new paragraph 3.6 as follows:

“3.6 New Marketing Initiative.

(a)	SciClone shall manage a New Marketing Initiative (the “NMI”) to promote Naxitamab to patients with a valid prescription and a diagnosis of high-risk relapsed or refractory neuroblastoma in the bone or bone marrow that has shown a partial, minor or stable response to prior therapy (each a “Qualified Patient”.) Pursuant to the NMI, [***] of Naxitamab purchased from SciClone for Qualified Patients at the current product selling prices, SciClone will [***] provided that the Qualified Patient receives the dose in accordance with the standard Product dosing protocol (such additional cycle of Naxitamab provided [***] be referred to as the “NMI Product”). Only Qualified Patients starting a new course of three cycles after the Effective Date of the First Amendment to the License Agreement will be eligible to participate in the NMI. SciClone will pay the NMI Supply Price to Y-mAbs for each vial of NMI Product. Y-mAbs will issue a credit to SciClone for the NMI Products consumed during each quarter in which NMI Products are sold. The credit will be reflected in the quarterly royalty calculation and invoicing process. Six months after the commencement of the NMI, Y-mAbs and SciClone will review the NMI to assess its utility and viability. If the Parties mutually agree, they may extend the NMI for an additional six-month period, following which the Parties will review the NMI again. After the second review of the NMI, the Parties may agree in writing the terms and conditions under which the NMI will be continued for successive twelve-month periods, with annual reviews by both Parties. Either Party may terminate the NMI at any time. All extensions to the terms of the NMI under this Agreement must be agreed in writing by the Parties.
(b)Prior to the execution of this Agreement, Y-mAbs will have issued SciClone a credit memo [***] to fund marketing costs related to the NMI. This credit memo is intended to offset [***]. The credit memo will be used to reduce the outstanding balance owed by SciClone to Y-mAbs on or after the Effective Date.”
b.	Section 4.4 (Royalties) of the License Agreement is hereby amended and restated in its entirety as follows:

“4.4 Royalties. Subject to Sections 4.5, 4.6 and 4.7, SciClone shall pay royalties to Y-mAbs, on a Product-by-Product and Region-by-Region basis, for the

Products sold by SciClone, its Affiliates and Sublicensees in the SciClone Territory, excluding the NMI Product, calculated by multiplying the royalty rate of [***] by the amount of Net Sales of such Product for each Calendar Quarter within forty-five (45) days after the end of such Calendar Quarter. Each payment shall be preceded by (a) preliminary report of the estimated Net Sales of such Product by SciClone, its Affiliates and Sublicensees during such Calendar Quarter in reasonable detail to be delivered to Y-mAbs within five (5) days after the end of such Calendar Quarter and (b) a final report of the actual Net Sales of such Product by SciClone, its Affiliates and Sublicensees during such Calendar Quarter in reasonable detail to be delivered to Y-mAbs within thirty (30) days after the end of such Calendar Quarter (it being understood, for the avoidance of doubt, that, subject to Section 6.3 and Article 12, the payment of royalties by SciClone as contemplated in this Section 4.4 shall be based on such actual Net Sales as reported in such final report).”

c.	The defined term “COGS” under Section 5.2 of the License Agreement shall be amended and restated in its entirety as follows:

“As used herein, “COGS” means (i) with respect to Naxitimab, the actual cost of Manufacturing and packaging the Product by Y-mAbs (or its Affiliates) in finished form, or (ii) with respect to Omburtamab, the actual cost of Manufacturing the bulk Product (in the form of naked cold antibody), in each case calculated in accordance with U.S. Generally Accepted Accounting Principles, or, with respect to any Product Manufactured by a Third Party, the purchase price paid by Y-mAbs to such Third Party for such Product; provided that the COGS for Naxitamab [***] per vial and the COGS for Omburtamab [***] per vial. Notwithstanding the foregoing, there will be no such limitation on the NMI Product, the Supply Price of which shall be calculated by using a base COGS [***] (the “NMI Supply Price”). The NMI Supply Price per vial will be communicated annually and subject to adjustment (not exceeding once per calendar year) for actual COGS-related cost increases. Y-mAbs will issue invoices to SciClone for the price difference between the NMI Supply Price and the supply price for the Product used in the quarter during the quarterly royalty calculation and invoicing process. For clarity, COGS shall include all (A) overhead costs reasonably allocable to Manufacturing and supply-related activities of Y-mAbs or any of its Affiliates, licensees (other than SciClone) or contractors in respect of the applicable Product and (B) direct labor costs, including all actual FTE costs of employees or contractors engaged in such Manufacturing or supply-related activities and quality control and quality assurance activities.”

4.	Effect of the Amendment. Except as expressly provided in this Amendment, all the terms and provisions of the License Agreement are and will remain in full force and effect. On and after the date hereof, each reference in the License Agreement to “this Agreement” “the Agreement”, “hereunder,” “hereof,” “herein’ or word of like import, and each reference to the License Agreement in any other agreements, documents or instruments executed and delivers pursuant to or in connection with the License Agreement will mean and be a reference to the License Agreement as amended by this Amendment. The Parties hereby agree and acknowledge that this Amendment shall be regarded as an integral part of or a supplementary agreement to the License Agreement. If there exists any conflict or inconsistency with respect to the matters specifically covered hereunder between this Amendment and the License Agreement, the provisions in this Amendment shall prevail.

5.	Miscellaneous

a.	This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any conflict of law provision or rule (to the extent those rules would require applying another jurisdiction’s laws).
b.	The headings in this Amendment are for reference only and shall not affect the interpretation of this Amendment.
c.	This Amendment may be executed in counterparts, each of which shall be deemed an original bus all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their authorized officer or representative as of the Effective Date.

Y-MABS THERAPEUTICS, INC.SciClone Pharmaceuticals International LTD.

Print Name: [***]Print Name: [***]

Title:[***] Title: [***]

Signed by:

Print Name:[***]

Title:[***]

Signed by

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their authorized officer or representative as of the Effective Date.